UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 14, 2008

Illumina, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30361	33-0804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9885 Towne Centre Drive, San Diego, California		92121-1975
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 202-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 14, 2008, Illumina, Inc. (the "Company") entered into Change in Control Severance Agreements (the "Agreements") with Gregory F. Heath, the Company’s Senior Vice President and General Manager, Diagnostics, and Joel McComb, the Company’s Senior Vice President and General Manager, Life Sciences, respectively.

Pursuant to these Agreements, if a "covered termination" (as defined in the Agreements) of the employee’s employment occurs in connection with a "change in control" (as defined in the Agreements) of the Company, then the employee is generally entitled to the following benefits:

• a severance payment equal to the employee’s annual base salary plus the greater of (a) the employee’s then-current annual target bonus or other target incentive amount and (b) the annual bonus or other incentive paid or payable to the employee for the most recently completed fiscal year;
• a lump sum payment of the employee’s earned but unpaid compensation;
• continuance, for 12 months following termination, of certain medical and other benefits and perquisites;
• continuance of the employee’s indemnification rights and liability insurance;
• automatic vesting of the employee’s unvested stock options and equity or equity-based awards; and
• certain professional outplacement services.

A "covered termination" generally includes termination by the Company other than for "cause" (as defined in the Agreements) or termination by the employee for "good reason" (as defined in the Agreements). To constitute a "covered termination," the termination must occur within two years following the change in control or, in certain circumstances, may occur after a definitive agreement to effect a change in control is entered into but before the change in control is effected.

Payments due by the Company to the employee pursuant to the Agreements will not be "grossed up" to reduce or eliminate the effect of the "golden parachute" or other tax provisions of the Internal Revenue Code. Any obligation to pay such taxes remains an obligation of the employee. However, payments due to an employee pursuant to the Agreements generally will be reduced to the extent that the reduction will result in a greater after-tax benefit to the employee.

The above description of the Agreements is qualified in its entirety by reference to the forms of Agreements, which the Company intends to file as exhibits to the Company’s Quarterly Report on Form 10-Q for the second quarter of 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.

April 17, 2008	By:	/s/ Christian O. Henry

Name: Christian O. Henry
Title: Senior Vice President and Chief Financial Officer